Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

CRYOPORT, INC.

OFFER TO HOLDERS OF OUTSTANDING $3.57 ORIGINAL WARRANTS
TO EXCHANGE SUCH ORIGINAL WARRANTS FOR
(1) AN EQUAL NUMBER OF $1.50 NEW WARRANTS,
CONDITIONED UPON THE IMMEDIATE EXERCISE OF SUCH NEW WARRANTS, AND
(2) ONE $3.00 SUPPLEMENTAL WARRANT FOR EVERY FOUR NEW WARRANTS EXERCISED

This Notice of Guaranteed Delivery is provided by Cryoport, Inc., a Nevada corporation (“Cryoport” or the “Company”), in connection with the Company’s offer (the “Offer”) to holders of the Company’s outstanding warrants to purchase one share of common stock at an exercise price of $3.57 per share (the “Original Warrants”) to exchange such Original Warrants for (1) an equal number of warrants to purchase one share of common stock at an exercise price of $1.50 per share (the “New Warrants”), conditioned upon the immediate exercise of such New Warrants, and (2) one warrant to purchase one share of common stock at an exercise price of $3.00 per share for every four New Warrants exercised (the “Supplemental Warrants”). The Offer is being made upon the terms and subject to the conditions set forth in the offer letter/prospectus, dated August 11, 2016 (as it may be amended and/or supplemented from time to time, the “Offer Letter/Prospectus”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Offer Letter/Prospectus.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender the Original Warrants and exercise the New Warrants pursuant to the Offer described in the Offer Letter/Prospectus, if (i) Original Warrants are not immediately available or Original Warrant holders cannot deliver Original Warrants to Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date (as defined below); or (ii) time will not permit all required documents, including the Original Warrants, a properly completed and duly executed Letter of Transmittal, and any other required documents, to reach the Depositary prior to 5:00 p.m., Eastern Time, on September 16, 2016 (as it may be extended, the “Expiration Date”).

The address and the phone number for the Depositary are as follows:

Continental Stock Transfer & Trust Company

17 Battery Place-8th Floor

New York, NY 10004

Phone: 917-262-2378

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or overnight courier to the Depositary, as described in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Procedure for Participating in the Offer and Exercising New Warrants.” The method of delivery of all required documents is at your option and risk. If delivery is by mail, it is recommended that you use registered mail with return receipt requested (properly insured).

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address on or prior to the Expiration Date. You must also deliver payment to the Depositary on or prior to the Expiration Date in the amount equal to $1.50 per share multiplied by the number of New Warrants to be exercised.

Delivery of this notice to an address other than the above will not constitute a valid delivery. Delivery to the Company will not be forwarded to the Depositary and will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby exchanges the below described Original Warrants of the Company, pursuant to the Company’s Offer Letter/Prospectus and the related Letter of Transmittal (the receipt of which are hereby acknowledged), for an equal number of New Warrants and immediately exercises such New Warrants issued upon the exchange, in accordance with the guaranteed delivery procedure described in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Procedure for Participating in the Offer and Exercising New Warrants.”

The undersigned understands that no withdrawal of a tender of Original Warrants may be made after the Expiration Date other than as set forth in the Offer Letter/Prospectus. The undersigned understands that for a withdrawal of a tender of Original Warrants to be effective, it must be made in accordance with the procedures set forth in the section of the Offer Letter/Prospectus entitled “The Exchange Offer—Withdrawal Rights.”

The undersigned understands that the exchange of Original Warrants for New Warrants pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the undersigned’s Original Warrants to be exchanged (or confirmation of book-entry transfer of such Original Warrants into the Depositary’s account at The Depository Trust Company (“DTC”) or otherwise as set forth in the Letter of Transmittal) and (2) a Letter of Transmittal with respect to such Original Warrants, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the execution hereof. The undersigned further understands that payment must be delivered to the Depositary on or prior to the Expiration Date in the amount equal to $1.50 per share multiplied by the number of New Warrants to be exercised.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Please list the Original Warrant the undersigned elects to exchange.

	Original Warrant Certificate Number(s) and/or Book-Entry Account Number(s) (as applicable)	Number of Original Warrants Represented by Warrant Certificate and/or Book-Entry Account Number listed in the previous column	Number of Original Warrants Being Exchanged and New Warrants Being Exercised
1)
2)
3)
4)

TOTAL NUMBER OF ORIGINAL WARRANTS EXCHANGED AND NEW WARRANTS TO BE EXERCISED: _________________________________

[SIGNATURES BEGIN ON NEXT PAGE]

SIGNATURES

Signature(s) of Original Warrant Holder(s)

Name(s) of Original Warrant Holder(s) (Please Print)

Address

City, State Zip

Telephone Number

Date

If Original Warrants will be tendered by book-entry transfer:

Name of Tendering Institution

Participant Account Number

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Warrants exactly as its (their) name(s) appear(s) on certificates for Original Warrants or on a security position listing as the owner of Original Warrants, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s)/Title(s)/Signature(s) of Registered Holders (Please Print)

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

GUARANTEE OF DELIVERY

(Must be completed; not to be used for signature guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Signature Guarantee Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Original Warrants tendered, in proper form for transfer (or confirmation of book-entry transfer of the Original Warrants into the Depositary’s account at the DTC facility), together with a properly completed and duly executed Letter(s) of Transmittal, and any other required documents, all within three (3) NASDAQ trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Original Warrants to the Depositary (or confirmation of the book-entry transfer of the Original Warrants into the Depositary’s account at the DTC), within the time set forth above. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Authorized Signature

Name (Please Print)

Title

Address

City, State Zip

Telephone Number

Date

NOTE: DO NOT SEND ORIGINAL WARRANTS WITH THIS FORM. ORIGINAL WARRANTS (OR CONFIRMATION OF BOOK-ENTRY TRANSFER) SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL TO THE DEPOSITARY.